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EXHIBIT 21

AVATEX CORPORATION
SUBSIDIARIES OF THE CORPORATION
AS OF MAY 31, 2002

All subsidiaries are 100% owned except where otherwise indicated:
Avatex Funding, Inc. (Delaware)
Chemlink Acquisition Company, LLC (Delaware) (59%)
Chemlink Laboratories, LLC (Delaware) (50%)
Davenport, Inc. (Delaware)
Intergroup Services, Inc. (Delaware)
M&A Investments, Inc. (Delaware)
National Aluminum Corporation (Delaware)
National Intergroup Realty Holdings, Inc. (Delaware)
Natmin Development Corporation (Delaware)
Riverside Insurance Co., Ltd. (Bermuda)
US HealthData Interchange, Inc. (Delaware)
The following subsidiaries are in Chapter 7 bankruptcy proceedings (except for FoxMeyer Funding, Inc.):
FoxMeyer Corporation (Delaware)
FoxMeyer Drug Company (Delaware)
FoxMeyer Funding, Inc. (Delaware)
Health Mart, Inc. (Colorado)
FoxMeyer Software, Inc. (Delaware) (80%)
Healthcare Transportation System, Inc. (Delaware)
Merchandise Coordinator Services Corporation (Delaware)

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  EXHIBIT 21
AVATEX CORPORATION SUBSIDIARIES OF THE CORPORATION AS OF MAY 31, 2002